EMPLOYMENT AND NONCOMPETITION AGREEMENT


     This Employment and Noncompetition Agreement (this "Agreement") is made this 28th day of August, 1995 between Kalish Canada Inc., a New Brunswick corporation (the "Corporation"), and Graham Lewis (the "Executive").

     WHEREAS, the Executive is currently serving as the President of H.G. Kalish, Inc. (the "Seller"), a Quebec corporation engaged in the business of the design, manufacture and sale of automated packaging equipment at its facilities, headquartered in Montreal, Quebec, Canada, for use in the pharmaceutical industry and a variety of other industries throughout the world (the "Business") and has demonstrated experience and knowledge relating to the Business;

     WHEREAS, on the date hereof the Corporation has acquired the Business and substantially all the assets of the Seller pursuant to the Asset Purchase Agreement, dated August 28, 1995, between the Corporation and the Seller (the "Purchase Agreement");

     WHEREAS, in connection with the transactions consummated pursuant to the Purchase Agreement, the Corporation desires to retain the services of the Executive as an employee of the Corporation in the capacity of President upon the terms and conditions set forth herein;

     WHEREAS, the Corporation also desires to secure the Executive's agreement not to compete with the Corporation and its Affiliates and to keep confidential and secret all information the Executive has regarding the operations of the Corporation and its Affiliates all upon the terms and conditions set forth herein;

     WHEREAS,   the   Executive   understands   the  necessity  of  keeping  the
aforementioned   information   confidential   and  secret  and   recognizes  the
proprietary nature of such information; and

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     WHEREAS,  the  Corporation  is willing to compensate  the Executive for his services in the capacity of President of the Corporation, together with his noncompetition and nondisclosure covenants, all upon the terms, covenants and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Definitions.

          a. "Affiliate" means, with respect to any Person, any Person now or hereafter controlling, controlled by, or under common control with such Person, including its Subsidiaries.

          b. "Ordinary Course of Business" means the conduct of the business and affairs of the Corporation in the usual and ordinary course and in a manner which advances the purposes, and is in the best interest, of the Corporation.

          c. "Person" means any individual, corporation, firm, partnership or other business entity.

          d. "Proprietary Information" means all information or data with respect to the conduct or details of the businesses of the Corporation and its Affiliates including, without limitation, methods of operation, customers and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Corporation or any of its Affiliates.

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          e.  "Subsidiary"  means any corporation or other entity  of which  the
Corporation directly or indirectly owns beneficially or of record fifty percent (50%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.


     2. a. Employment and Duties. The Corporation hereby agrees to employ the Executive and the Executive accepts such employment on and subject to the terms and conditions set forth in this Agreement. The Executive agrees to devote all of his business time, efforts and attention to the business of the Corporation and its Affiliates. The Executive shall not accept any business commitments other than with the Corporation and its Affiliates, other than supervision of the Executive's personal investments, without the advance written consent of the Corporation's board of directors.

          b. Position. The Executive will have a position as President of the Corporation and report to the Corporation's Chairman, who will also be the chief executive officer of DT Industries, Inc. ("DTI"). The Executive shall, at all times, act in a fiduciary capacity for the benefit of the Corporation. The
Executive will also have senior executive management responsibility for Affiliates of the Corporation engaged in businesses complementary to the Business, including the Stokes and Merrill-Lakso divisions of Pharma Group, Inc.

          c. Right to Change Duties and Title. The Corporation shall have the right from time to time to change the nature and scope of the Executive's duties and title ; provided that during the term of his employment with the Corporation, the Executive shall report directly to the chief executive officer of DTI.


     3. Term of Employment. The term of employment hereunder shall commence on the date hereof.

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

     4. Salary. As compensation for services to be rendered by the Executive hereunder, the Executive shall receive a base salary at the rate of CND$245,000 per annum. Payment of the salary will be made each month in accordance with the payroll policies of the Corporation in effect from time to time. The Executive shall be entitled to have a salary review in accordance with the policies and established practices of the Corporation in effect from time to time.


     5. Bonus. The Executive shall be eligible to participate in all of the executive bonus plans applicable to the executives of the Corporation, including a performance-based bonus calculated as a percentage of his annual base salary. Such bonus shall be calculated on specific financial and operational objectives set out at the beginning of each year and is payable on or about the first quarter of the following year.


     6. Benefits. The Executive shall be a participant in the Corporation's benefit and pension plans according to the rules applicable thereto.


     7. Automobile. The Executive shall be entitled to the use of a leased Corporation automobile in accordance with the Corporation's automobile policy in effect from time to time.


     8. Other Corporation Policies. The Executive agrees to comply with all policies of the Corporation in effect from time to time.


     9.   Agreement Not To Disclose.

          The Executive agrees that:

          a. He will not, during the period of his employment with the Corpora-tion or its Affiliates or at any time thereafter, except with the express prior written consent of the Corporation, directly or indirectly disclose, communicate or divulge to any Person other than the Corporation, its Affiliates, and their employees, officers, and agents, or use for the benefit of any Person other than the Corporation and its Affiliates, any Proprietary Information. The restriction

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

contained  in  the  preceding  sentence  shall  not  apply  to  any  Proprietary
Information that (i) is a matter of public knowledge on the date of this Agreement, (ii) becomes a matter of public knowledge after the date of this Agreement from another source which is, to the Executive's knowledge, under no obligation of confidentiality to the Corporation or its Affiliates, or (iii) is furnished in the Ordinary Course of Business to Persons which sell, provide or propose to sell or provide goods or services to the Corporation or its Affiliates or which purchase, obtain or propose to purchase or obtain goods or services from the Corporation or its Affiliates.

          b. All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any and all other memoranda, including without limitation any and all written information which may be or has been furnished to the Executive or which may be produced, prepared or designed by the Executive in connection with his employment with the Corporation, shall be, become and remain the exclusive property of the Corporation. Upon the termination of the Executive's employment with the Corporation, all originals, copies and reprints in the Executive's possession, custody, or control shall be promptly surrendered and/or delivered to the Corporation, and the Executive shall thereafter make no further use, either directly or indirectly, of any such data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information.


     10.  Agreement to Disclose.

          a. The Executive agrees to disclose in writing to the Corporation or its designee promptly and fully all works and property related to the Business, including but not limited to all intellectual properties, ideas, inventions, discoveries, concepts, computer systems or programs, works, techniques, programs or any components or associated products thereof and all hardware and software inventions, products, improvements, innovations, discoveries and writings which are made, conceived, reduced to practice, developed, written, contributed to or

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

prepared by the Executive during, or related in any manner whatsoever to, his employment with the Corporation or any of its Affiliates or which result from or are suggested by any work the Executive may do in connection with his employment with the Corporation or any of its Affiliates, whether or not patentable or copyrightable and whether made solely by the Executive or jointly with others, all of such works and property being hereinafter referred to in this Agreement as "Works and Property." The Executive acknowledges that he does not claim any interest in Works and Property (defined for the purposes of this sentence to include matters arising at any time during his employment with the Seller or with the Corporation.

          b.  If the Executive includes  in  any written disclosure  required by
Section 10(a) a request that ownership of any Works and Property be transferred to him, the Corporation or the relevant Affiliate shall promptly determine, in its sole discretion, whether it elects to transfer its ownership of such Works and Property to the Executive and the terms and conditions, if any, of such transfer. If the Corporation or the relevant Affiliate elects in writing to transfer its ownership of any such Works and Property to the Executive and if the Executive complies with any terms and conditions specified by the Corporation or the relevant Affiliate in connection with such transfer, the Executive shall thereafter have all right, title and interest to such transferred Works and Property.

          c. In the event that the Executive fails to disclose to the Corpora-tion or the relevant Affiliate in writing any Works and Property in accordance with Section 10(a), the Corporation or the relevant Affiliate shall retain complete right, title and interest in Works and Property as specified in Section 11(a).


     11.  Ownership of Works and Property.

          The Executive hereby agrees that:

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          a.  Except as provided in Section 10,  all Works  and  Property  shall unconditionally be, become and remain the sole and exclusive property of the Corporation or the relevant Affiliate forever;

          b. Pursuant to Sections 101 and 201 of the United States Copyright Law, and any similar provisions of Canadian law, all Works and Property shall be "works made for hire," and all rights in such Works and Property shall belong entirely and exclusively to the Corporation or the relevant Affiliate and their successors and assigns forever, and the Corporation or the relevant Affiliate and their successors and assigns may make any use or nonuse of such Works and Property throughout the world without any further obligation to the Executive;

          c. The Executive will promptly execute, acknowledge and deliver all applications, oaths, declarations, and further documents and will provide such additional assistance as the Corporation or the relevant Affiliate or their counsel may deem necessary or desirable to evidence the Corporation's or the relevant Affiliate's title to such Works and Property; and

          d. In performing duties or services for the Corporation or the relevant Affiliate regarding Works and Property, the Executive will not knowingly infringe upon the rights, including but not limited to patent, copyright, trade secret or other proprietary rights, of any third party whatsoever.


     12.  Covenants Not to Compete.

          a. The Executive covenants and agrees that he will not, at any time during the period of his employment with the Corporation and for a period of three (3) years after the termination of such employment, except with the express prior written consent of the Corporation as evidenced by a resolution of its Board of Directors, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, shareholder (except as the holder

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

of not more than 1% of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotations System or any successor thereto) either (i) establish any Person that competes with the Corporation or any of its Affiliates or (ii) be affiliated or associated with any Person that engages in a business or proposes to engage in a business which competes with the business of the Corporation or any of its Affiliates within the provinces of Quebec and Ontario, the provinces contiguous thereto, elsewhere in Canada, the states of Illinois, Massachusetts, Michigan, Missouri, New Jersey, Pennsylvania, Connecticut, the states contiguous thereto, elsewhere in the United States, North America, South America, Europe, Asia and the Middle East and elsewhere in the world (the "Area") in a position which is competitive in any of its duties, responsibilities or activities with the Corporation or any of its Affiliates. The parties further agree that if the Executive becomes affiliated or associated with any Person described in clause (ii) of this
Section 12(a), the Executive shall be obliged to show by clear and convincing evidence that none of his duties, responsibilities or activities entail employment in a capacity which has been, is or is likely to become, competitive with the Corporation or any of its Affiliates. The parties hereto agree that the covenant contained in clause (ii) of this Section 12(a) shall be construed as a series of separate covenants, one for each province, state or geographic area specified in such clause (ii) and, except for geographic coverage, each separate covenant shall be deemed identical.

          b. The Executive covenants and agrees that he will not, at any time during the period of his employment with the Corporation and for a period of three (3) years after the termination of such employment, except with the express prior written consent of the Corporation as evidenced by a resolution of its Board of Directors, directly or indirectly solicit, divert or accept competitive business from or otherwise take away or interfere with any customer of the Corporation or any of its Affiliates, including without limitation any Person who: (i) was a customer of, or whose business was being pursued by the Corporation or the Seller within the period of the Executive's employment with the Corporation or the Seller; or (ii) was known by

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

the Executive to be a customer of, or a Person whose business was being pursued by the Seller, Corporation or any of its Affiliates within the period of the Executive's employment with the Corporation or the Seller or one year after the termination of such employment, including without limitation all customers produced or generated by the Executive.

          c. The Executive further covenants and agrees that he will not, for a period of three (3) years after the termination of his employment hereunder, except with the express prior written consent of the Corporation, as evidenced by a resolution of its Board of Directors, directly or indirectly, accept employment, be employed by or be a principal of any business or enterprise operating within the Area which then employs or has as a principal or holder of any interest therein (except as the holder of not more than 1% of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or executive position with the Corporation or any of its Affiliates; provided, however, that this prohibition shall not be applicable if (i) such business or enterprise does not compete with the Corporation or its Affiliates, or (ii) (x) if such business or enterprise engages in activities which do compete and other activities which do not compete with the Corporation or its Affiliates (y) the Executive and/or the other individual who was previously employed by the Corporation or any of its Affiliates are employed by such business or enterprise in connection with activities which in no way compete with the Corporation or its Affiliates and
(z) neither the Executive nor the other individual who was previously employed by the Corporation or its Affiliates is or proposes to be a principal of such business or enterprise.


     13. Acknowledgments of the Executive; Injunctive Relief. The Executive acknowledges the confidential and secret nature of the Proprietary Information. The Executive also acknowledges that the Corporation and its Affiliates have devoted considerable time, expense and other resources to the development or acquisition of the Proprietary Information. In light of this expenditure of time, money and resources by the Corporation and its Affiliates, the Executive further acknowledges (i) that all of the Proprietary Information has great economic value and is proprietary to the Corporation and its Affiliates, (ii) that his violation of this

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Agreement would cause the  Corporation and its Affiliates to suffer  irreparable damage and (iii) that the character, periods and scope of restrictions on the Executive's activities following the termination of his employment by the Corporation are fair and reasonably required for the protection of the Corporation and its Affiliates. Therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise and subject to
Section 17(b) of this Agreement, the Corporation and each of its Affiliates shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any violation of Sections 9 or 12 of this Agreement, and, provided that the Corporation or such Affiliate has complied with all procedural requirements with respect to such application, the Executive shall not object to such application except to litigate whether, in fact, he has violated Sections 9 or 12 of this Agreement. The Corporation agrees that in the event that the Corporation or any of its Affiliates obtains a temporary restraining order or preliminary injunction restraining the activities of the Executive, which restraining order or injunction is subsequently held to have been improperly issued, the Executive shall be entitled to apply to any court of competent jurisdiction for an award of his damages and costs incurred in defense of such restraining order or injunction.


     14. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Barrowgate House
          246 Beaconsfield Boulevard
          Beaconsfield, Quebec  H9W 4A4, Canada


          If to the Corporation:

          c/o DT Industries, Inc.
          441  West Elm Street
          Lebanon, Missouri 65536 U.S.A.  Attn:  Chairman

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or to such other  address as either party may have  furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


     15. Invalid or Unenforceable Provisions. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. In the event that any of the provisions of this Agreement relating to the character, period of time or geographic scope of restriction shall be deemed to exceed the character of restriction, period of time or geographic scope which a court of competent jurisdiction would deem enforceable, the character of the restriction, period of time and geographic scope shall, for purposes of this Agreement, be deemed to be the character of the restriction and maximum time period and geographic scope which a court of competent jurisdiction would deem valid and enforceable in any state or province in which such court of competent jurisdiction shall be convened.


     16. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legatees, distributees, estates, executors, administrators, personal representatives, heirs, successors and assigns, and other legal representatives.


     17.  Miscellaneous.

          a. No change or modification of this Agreement shall be valid unless the same is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a

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

waiver or relinquishment of the right to insist upon strict performance of the same or other conditions, promises, agreements or understandings at a future time.

          b. This Agreement shall be governed by, and construed in accordance with the laws of Quebec and the laws of Canada applicable therein without regard to such jurisdiction's conflicts of laws principles. Any action or proceeding arising out of or relating to this Agreement, including the interpretation or enforcement hereof, shall be brought in a court of competent jurisdiction sitting in Montreal, Quebec, and each of the parties hereto hereby irrevocably waives, to the fullest extent it or he may effectively do so, any objection it or he may have to such venue and any defense of an inconvenient forum to the maintenance of such action or proceeding.

          c. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

          d. Unless indicated otherwise, each reference to currency in this Agreement is a reference to Canadian currency and all payments and remittances hereunder shall be made in Canadian Dollars.

          e. The parties hereto acknowledge that they have requested that this Agreement and the documents relating hereto be drawn up in English; les parties aux presentes reconnaissent qu'elles ont exige que ce contrat et tous les documents y afferents soient rediges en anglais.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.


EXECUTIVE                               KALISH CANADA INC.


/s/ Graham Lewis                        By: /s/ Bruce P. Erdel
--------------------------------           -------------------------------------
Graham Lewis                               Bruce P. Erdel
                                           Vice President